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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                               --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                       OFFICIAL PAYMENTS CORPORATION
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
       (State or Other Jurisdiction of Incorporation or Organization)


                                 52-2190781
                    (I.R.S. Employer Identification No.)


          Three Landmark Square, Stamford, Connecticut 06901-2501
            (Address of Principal Executive Offices) (Zip Code)


          OFFICIAL PAYMENTS CORPORATION 2000 STOCK INCENTIVE PLAN
                          (Full Title of the Plan)


                          MITCHELL H. GORDON, ESQ.
                      Vice President, General Counsel
                       Official Payments Corporation
                           Three Landmark Square
                      Stamford, Connecticut 06901-2501
                  (Name and Address of Agent For Service)


                               (203) 356-4200
        Telephone Number, Including Area Code, of Agent For Service


                                 Copies to:
                           ERIC J. FRIEDMAN, ESQ.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                             Four Times Square
                             New York, NY 10036


                                 CALCULATION OF REGISTRATION FEE
================================================================================================
     Title Of         Amount To Be          Proposed           Proposed
 Securities To Be      Registered       Maximum Offering    Maximum Aggregate     Amount Of
    Registered                         Price Per Share(1)    Offering Price    Registration Fee
------------------------------------------------------------------------------------------------
   Common Stock,        1,250,000           $4.0781          $5,097,657           $1,346
  $.01 par value
================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). Such computation is based on the restricted shares and shares of the Company's common stock that may be acquired upon exercise of options granted in the future pursuant to the Company's 2000 Stock Incentive Plan (the "Plan"), deemed to be offered at $4.0781 per share, the average of the daily high and low sales prices of the Company's common stock on the Nasdaq Stock Market at the close of trading on May 31, 2000. This Registration Statement also covers an undetermined number of shares of the Company's common stock that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.



                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, filed with the Securities and Exchange Commission (the "Commission") by the registrant, Official Payments Corporation, a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

               (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

               (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31 2000; and

               (3) The description of the common stock, par value $.01 per share, of the Company set forth in the Registration Statement on Form 8-A, dated November 18, 1999 (including any amendment or report filed for the purpose of updating such description).

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Subsection (a) of Section 145 of the General Corporation Law of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

               Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities referenced in the preceding paragraph, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine, upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

               Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

               The Company's Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director (including, without limitation, for serving on a committee of the Company's board of directors), except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

               The Company's bylaws provide that the Company must indemnify any director, officer or employee against any liability incurred in connection with any proceeding in which that person may be involved as a party or otherwise, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the Company's request as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise, except to the extent that such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified person establishes, or where the Company determines, that his acts (i) were in breach of such person's duty of loyalty to the Company or its stockholders; (ii) were not in good faith or involved intentional misconduct or a knowing violation of law; or (iii) resulted in receipt by such person of an improper personal benefit. Such indemnification may include advances of expenses prior to the final disposition of such proceeding.

               The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.        EXHIBITS.

               See Exhibit Index.

ITEM 9.        REQUIRED UNDERTAKINGS.

               The undersigned registrant hereby undertakes:

               (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

               Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 2nd day of June, 2000.


                                    OFFICIAL PAYMENTS CORPORATION
                                    (Registrant)


                                    By: /s/ Thomas R. Evans
                                        ---------------------------------
                                        Thomas R. Evans
                                        Chairman of the Board and Chief
                                        Executive Officer


               Pursuant to the requirements of the Securities Act, this registration statement has been signed as of June 2, 2000 by the following persons in the capacities indicated.


        Name                                     Title
        ----                                     -----


/s/ Thomas R. Evans                      Chairman of the Board and Chief
------------------------------------     Executive Officer
Thomas R. Evans


/s/ Michael P. Presto                    Chief Operating Officer
------------------------------------     (Acting Principal Financial Officer)
Michael P. Presto


/s/ Kenneth Stern                        President and Director
------------------------------------
Kenneth Stern


/s/ Hyunjin F. Lerner                    Controller
------------------------------------
Hyunjin F. Lerner


/s/ Andrew Cohan                         Director
------------------------------------
Andrew Cohan


                                         Director
------------------------------------
Christos Cotsakos


                                         Director
------------------------------------
George L. Graziadio, Jr.


/s/ Vernon Loucks Jr.                    Director
------------------------------------
Vernon Loucks Jr.


/s/ Lee E. Mikles                        Director
------------------------------------
Lee E. Mikles


/s/ Bruce Nelson                         Director
------------------------------------
Bruce Nelson


                                         Director
------------------------------------
Brian W. Nocco


                               EXHIBIT INDEX

Exhibit
Number                Exhibit Description
-------               -------------------

4.1 Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-87325).

4.1.1 Certificate of Amendment to the Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1.1 to the Company's
                      Registration Statement on Form S-1 (No. 333-87325)

4.2                   Bylaws of the Company, incorporated by reference to
                      Exhibit 3.2 to the Company's Registration Statement on Form S-1 (333-87325)

4.3                   Common Stock Specimen, incorporated by reference to
                      Exhibit 4.3 to the Company's Registration Statement on Form S-1 (No. 333-87325)

4.4                   2000 Stock Incentive Plan

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, as to the legality of the securities being registered.

23.1 Consent of KPMG LLP relating to the audited financial statements of the Company.